Exhibit 99.1

Immune Pharmaceuticals Signs Agreement to Regain Worldwide Rights for Ceplene

Immune’s subsidiary, Cytovia, plans commercialization activities in Europe and Latin America

NEW YORK, June 15, 2017 /PRNewswire/ — Immune Pharmaceuticals Inc. (NASDAQ: IMNP) (‘Immune’) announced today that it has signed an agreement with Meda, a Mylan NV company (‘Mylan’) to repurchase assets relating to Ceplene, including the right to commercialize Ceplene in Europe and to register and commercialize Ceplene in certain other countries. Immune sold certain of these Ceplene-related assets to Meda AB in 2012. Immune intends, through its Immuno-Oncology subsidary, Cytovia, Inc. (‘Cytovia’) to undertake commercialization efforts in Europe, Asia and Latin America. In addition, Cytovia intends to pursue continued development of Ceplene towards potential regulatory approval in the United States.

“We are excited to regain Ceplene’s European and Asian rights from Mylan and to transition Immune, through Cytovia, into a revenue-generating phase of the company’s evolution. This agreement is an additional step forward towards our previously stated objective of executing a plan to establish an independent oncology business through Cytovia and follows the execution of the Letter of Intent with Pint Pharma related to licensing Ceplene in Latin America and investing in Cytovia”, said Dr. Daniel Teper. “Proactive maintenance treatment for Acute Myeloid Leukemia (AML) has been recognized as highly essential for relapse prevention, and we are pleased for the potentail opportunity to become a leader in the AML remission maintenance space.”

The assets acquired from Mylan include rights to marketing authorizations, trademarks, patents, and other intellectual property related to Ceplene and its use. Under the terms of the acquisition agreement, Immune has agreed to pay Mylan a fixed price, which is payable in installments, as well as additional amounts contingent on the achievement of certain milestones.

The market for AML therapeutics is steadily growing due to an aging population and medical need that has been unmet due to the complexity of AML. Unfortunately, most patients with AML who are able to achieve complete remission will eventually relapse, and survival following such a relapse is poor, with rates of 33% in younger patients but only 15-20% in patients over 60 years of age. In the therapeutic management of patients with AML, remission maintenance therapy is important for the prevention of relapse and the prolongation of disease-free survival.

About Ceplene

Ceplene (histamine dihydrochloride) is administered in conjunction with low dose interleukin-2 (IL-2), for maintenance of first remission in patients with Acute Myeloid Leukemia (AML). Ceplene has been shown in clinical studies to prevent leukemic relapses in AML patients in first remission and prolong leukemia-free survival while maintaining good quality of life during treatment.  Ceplene acts by enhancing the immunostimulatory effect of IL-2 and countering ROS-induced dysfunction and apoptosis of T and NK cells, thereby inducing immune-mediated killing of leukemic cells, providing a strong pharmacological rationale for this combination therapy. A recent Phase IV study presented at the meeting of the American Association for Cancer Research in 2016 confirmed the safety and efficacy of Ceplene demonstrated in the international study that supported European approval.

About Acute Myeloid Leukemia (AML)

AML patients receive intensive induction treatment with chemotherapeutic drugs at diagnosis, and typically become free of detectable leukemia, achieving "complete remission." However, within 1-2 years the majority (75-80%) of adult patients will experience a relapse of leukemia, of which survival prognosis is 33% in younger patients but only 15-20% in patients over 60 years of age. According to the American Cancer Society, there will be approximately 21,380 new cases of AML and 10,590 deaths from AML in the US in 2017. The prognosis following first remission is poor and there are no other effective remission therapies currently available, AML represents an orphan indication with particularly high unmet need.

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. (NASDAQ: IMNP) is dedicated to alleviating the burden of patients suffering from autoimmune diseases by developing novel immunotherapeutic agents. Immune's lead product candidate, bertilimumab, is in Phase 2 clinical development for bullous pemphigoid, an orphan autoimmune dermatological condition, and for ulcerative colitis. Other potential relevant indications for bertilimumab include atopic dermatitis, Crohn's disease, severe asthma and Non-Alcoholic Steato-Hepatitis (NASH). Also, Immune’s pipeline includes topical nano-formulated cyclosporine-A for the treatment of psoriasis and atopic dermatitis and AmiKet™ and AmiKet™ Nano™ for the treatment of neuropathic pain.

Immune's oncology subsidiary, Cytovia, plans to develop Ceplene for maintenance remission in AML in combination with IL-2. Additional oncology pipeline products include Azixa® and crolibulin, which are clinical stage vascular disrupting agents, and bispecific antibodies and NanomAbs™, which are novel technology platforms.

For more information, please visit Immune's website at www.immunepharma.com, the content of which is not a part of this press release.

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SOURCE Immune Pharmaceuticals Inc.

For further information, contact: investors@immunepharma.com